SCHEDULE 14A
(RULE 14a-101)

INFORMATION REQUIRED IN PROXY STATEMENT

SCHEDULE 14A INFORMATION

PROXY STATEMENT PURSUANT TO SECTION 14(a) OF THE SECURITIES

EXCHANGE ACT OF 1934

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☑ Definitive Proxy Statement
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PARKWAY PROPERTIES, INC.

(Name of Registrant as Specified In Its Charter)

(Name of Person(s) Filing Proxy Statement)

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PARKWAY PROPERTIES, INC.

One Jackson Place
Suite 1000
188 East Capitol Street
Jackson, Mississippi 39201-2195
www.pky.com

NOTICE OF ANNUAL MEETING OF STOCKHOLDERS

TO BE HELD ON MAY 5, 2005

To the Stockholders:

      Notice is hereby given that the 2005 Annual Meeting of Stockholders (the “Meeting”), of Parkway Properties, Inc. (the “Company”), will be held at the City Centre Building, 200 South Lamar Street, Jackson, Mississippi, at 2:00 p.m., Central time, on May 5, 2005 for the following purposes:

1.	To elect nine directors to serve until the next Annual Meeting of Stockholders and until their successors are elected and qualified.

2.	To consider and ratify the adoption of an amendment to the 2001 Non-Employee Directors Equity Compensation Plan, as amended.

3.	To consider and take action upon such other matters as may properly come before the Meeting or any adjournment thereof.

      All stockholders of record at the close of business on March 22, 2005 are entitled to notice of and to vote at the Meeting or any adjournment thereof.

MARSHALL A. LOEB
Executive Vice President, Chief Financial Officer and Secretary

Dated: April 1, 2005

STOCKHOLDERS ARE URGED TO VOTE BY SIGNING, DATING AND RETURNING THE ENCLOSED PROXY IN THE ENCLOSED ENVELOPE TO WHICH NO POSTAGE NEED BE AFFIXED IF MAILED IN THE UNITED STATES.

PROXY STATEMENT

TABLE OF CONTENTS

ABOUT THE MEETING	1
What is the purpose of the Meeting?	1
Who is entitled to vote?	1
How do I vote?	1
Will any other matters be voted on?	2
How many votes are needed to hold the Meeting?	2
How many votes are needed to elect the nominees for directors?	2
How many votes are needed to ratify the adoption of an amendment to the 2001 Directors Plan?	2
How are votes counted?	2
Can I change my vote after I return my proxy card?	3
When are stockholder proposals to be included in the proxy material for the 2006 Annual Meeting of Stockholders due?	3
When are stockholder proposals to be introduced at the Meeting due if the proposal is not intended to be included in the proxy material for the 2006 Annual Meeting of Stockholders?	3
May I access this year’s Annual Report, Form 10-K and Proxy Statement electronically?	4
Who is soliciting the proxy and who pays the costs?	4
PROPOSAL 1 — ELECTION OF DIRECTORS	5
Nominees	5
Independence	6
Stockholder Communication With the Board	7
Other Directorships and Trusteeships	7
Committees and Meeting Data; Director Education	7
Report of the Audit Committee	8
Report of the Compensation Committee	10
Executive Officers	12
Executive Compensation	14
Performance Comparison	16
Compensation of Directors	16
Certain Transactions and Relationships	17
Security Ownership of Certain Beneficial Owners	17
Security Ownership of Management	18
Section 16(a) Beneficial Ownership Reporting Compliance	22
Equity Compensation Plans	22
PROPOSAL 2 — RATIFICATION OF AN AMENDMENT TO THE 2001 DIRECTORS PLAN	22
Summary of the 2001 Non-Employee Directors Equity Compensation Plan, As Amended	22
PROPOSAL 3 — OTHER MATTERS	24
APPOINTMENT OF INDEPENDENT ACCOUNTANTS	24
Appendix A — Audit Committee Charter	A-1
Appendix B — 2001 Non-Employee Directors Equity Compensation Plan	B-1

April 1, 2005

PARKWAY PROPERTIES, INC.

One Jackson Place
Suite 1000
188 East Capitol Street
Jackson, Mississippi 39201-2195
www.pky.com

PROXY STATEMENT

       The following information is furnished in connection with the Annual Meeting of Stockholders (the “Meeting”) of Parkway Properties, Inc. (the “Company”), to be held on May 5, 2005 at 2:00 p.m., Central time, at the City Centre Building, 200 South Lamar Street, Jackson, Mississippi. This Proxy Statement, Annual Report, and Form of Proxy will first be sent to stockholders on or about April 4, 2005.

ABOUT THE MEETING

What is the purpose of the Meeting?

      At the Meeting, stockholders will elect nine directors of the Company and will take action upon a proposal to ratify the adoption of an amendment to the 2001 Non-Employee Directors Equity Compensation Plan, as amended (the “2001 Directors Plan”). In addition, management will report on the performance of the Company and respond to questions from stockholders.

Who is entitled to vote?

      The record holder of each of the 14,069,705 shares of Company common stock, par value $0.001 per share (“Common Stock”), and the 803,499 shares of Series B cumulative convertible preferred stock, par value $0.001 per share (“Series B preferred stock”), outstanding at the close of business on March 22, 2005 are entitled to vote at the Meeting. The holders of Common Stock are entitled to one vote for each share of Common Stock on each matter submitted to a vote at a meeting of stockholders. The holders of Series B preferred stock are entitled to one vote for each share of Common Stock into which such share of Series B preferred stock is convertible and vote together with the holders of the Common Stock as a single class. Each share of Series B preferred stock is currently convertible into one share of Common Stock.

How do I vote?

      You can vote in any one of the following ways:

•	You can vote by mail by signing and dating your proxy card and mailing it in the enclosed prepaid envelope. If you mark your voting instructions on the proxy card, your shares will be voted as you instruct. If you return a signed card but do not provide voting instructions, your shares will be voted in accordance with the recommendations of the Board of Directors (i.e., for the nine nominees for election as directors and for the proposal to ratify the adoption of an amendment to the 2001 Directors Plan).

•	You can vote by telephone if you live in the United States or Canada by following the “Vote by Phone” instructions on your proxy card. Stockholders who hold shares beneficially in street name and live in the United States or Canada may vote by phone by calling the number specified on the voting instruction cards provided by their brokers, trustee or nominees. Please check the voting instruction card for telephone voting availability.

•	You can vote electronically by using the Internet. Internet voting has been set up for your convenience. If you are a stockholder of record and want to vote by using the Internet, please refer to the specific instructions on your proxy card.

•	You can vote in person at the Meeting by delivering your completed proxy card or by completing a ballot available upon request at the Meeting. However, if you hold your shares in a bank or brokerage account rather than in your own name, you must obtain a legal proxy from your stockbroker in order to vote at the Meeting.

      Regardless of how you choose to vote, your vote is important and we encourage you to vote promptly.

Will any other matters be voted on?

      We do not expect any other matters to be considered at the Meeting. However, if a matter not listed on the proxy card is legally and properly brought before the Meeting by a stockholder, the proxies will vote on the matter in accordance with their judgment of what is in the best interest of the Company. Under the Company’s Bylaws and SEC rules, stockholder proposals must have been received by December 6, 2004 to be considered at the Meeting. To date, we have received no stockholder proposals.

How many votes are needed to hold the Meeting?

      In order to conduct the Meeting, the presence, in person or by properly executed proxy, of the holders of shares of Common Stock and Series B preferred stock entitled to cast a majority of all the votes entitled to be cast at the Meeting is necessary to constitute a quorum. Shares of Common Stock and Series B preferred stock represented by a properly signed, dated and returned proxy card, including abstentions and broker non-votes, will be treated as present at the Meeting for purposes of determining a quorum.

How many votes are needed to elect the nominees for directors?

      Pursuant to the Company’s Bylaws, directors will be elected by a plurality of all the votes cast at the Meeting with each share being voted for as many individuals as there are directors to be elected and for whose election the share is entitled to vote.

How many votes are needed to ratify the adoption of an amendment to the 2001 Directors Plan?

      Ratification of the adoption of an amendment to the 2001 Directors Plan requires the affirmative vote of the holders of a majority of the shares of Common Stock and Series B preferred stock entitled to vote on the proposal, provided that the total vote cast on the proposal represents over 50% in interest of all securities entitled to vote on the proposal.

How are votes counted?

      For purposes of the election of directors, abstentions will not be counted as votes cast and will have no effect on the result of the vote. For purposes of the ratification of the adoption of an amendment to the 2001

Directors Plan, abstentions will have the same effect as votes against the proposal and broker non-votes will have the same effect as votes against the proposal, unless holders of more than 50% in interest of all securities entitled to vote on the proposal cast votes, in which event broker non-votes will not have any effect on the result of the vote.

Can I change my vote after I return my proxy card?

      You can revoke your proxy and change your vote at any time before the polls close at the Meeting. You can do this by:

•	filing with the Secretary of the Company a written revocation or signing and submitting another proxy with a later date; or

•	attending the Meeting, withdrawing the proxy and voting in person.

When are stockholder proposals to be included in the proxy material for the 2006 Annual Meeting of Stockholders due?

      Stockholder proposals submitted for inclusion as a stockholder proposal in the Company’s proxy materials for the 2006 Annual Meeting of Stockholders must be received at the Company’s offices no later than December 5, 2005. Stockholder proposals should be sent to the Secretary of the Company at One Jackson Place, Suite 1000, 188 East Capitol Street, Jackson, Mississippi 39201. We recommend proposals be sent via certified mail, return receipt requested. The notice of a stockholder proposal must satisfy the requirements for stockholder proposals under the federal securities laws.

When are stockholder proposals to be introduced at the Meeting due if the proposal is not intended to be included in the proxy material for the 2006 Annual Meeting of Stockholders?

      For any stockholder proposal to be presented in connection with the 2006 Annual Meeting of Stockholders, including any proposal relating to the nomination of a director to be elected to the Board of Directors of the Company, a stockholder must give timely written notice thereof in writing to the Secretary of the Company in compliance with the advance notice and eligibility requirements contained in the Company’s Bylaws. To be timely, a stockholder’s notice must be delivered to the Secretary at the principal executive offices of the Company not less than 60 days nor more than 90 days prior to the first anniversary of the preceding year’s annual meeting; provided, however, that in the event that the date of the annual meeting is advanced by more than 30 days or delayed by more than 60 days from such anniversary date, notice by the stockholder to be timely must be so delivered not earlier than the 90th day prior to such annual meeting and not later than the close of business on the later of the 60th day prior to such annual meeting or the 10th day following the day on which public announcement of the date of such meeting is first made. The notice must contain specified information about each nominee or the proposed business and the stockholder making the nomination or proposal.

      In the event that the number of directors to be elected to the Board of Directors is increased and there is no public announcement naming all of the nominees for director or specifying the size of the increased Board of Directors made by the Company at least 70 days prior to the first anniversary of the preceding year’s annual meeting, a stockholder’s notice will be considered timely, but only with respect to nominees for any new positions created by such increase, if the notice is delivered to the Secretary at the principal executive offices of the Company not later than the close of business on the 10th day following the day on which such public announcement is first made by the Company.

      Based upon a meeting date of May 5, 2006 for the 2006 Annual Meeting of Stockholders, a qualified stockholder intending to introduce a proposal or nominate a director at the 2006 Annual Meeting of Stockholders should give written notice to the Company’s Secretary not later than March 6, 2006 and not earlier than February 4, 2006.

      The advance notice provisions in the Company’s Bylaws also provide that in the case of a special meeting of stockholders called for the purpose of electing one or more directors, a stockholder may nominate a person or persons (as the case may be) for election to such position if the stockholder’s notice is delivered to the Secretary at the principal executive offices of the Company not earlier than the 90th day prior to the special meeting and not later than the close of business on the later of the 60th day prior to the special meeting or the 10th day following the day on which public announcement is first made of the date of the special meeting and of the nominees proposed by the Board of Directors to be elected at such meeting.

      The specific requirements of these advance notice and eligibility provisions are set forth in Article II, Section 11 of the Company’s Bylaws, a copy of which is available upon request. Such requests and any stockholder proposals should be sent to the Secretary of the Company at One Jackson Place, Suite 1000, 188 East Capitol Street, Jackson, Mississippi 39201.

May I access this year’s Annual Report, Form 10-K and Proxy Statement electronically?

      A copy of the Company’s Annual Report to Stockholders for the fiscal period ended December 31, 2004 accompanies this Proxy Statement. Additional copies of the Annual Report, Notice, Proxy Statement and Form of Proxy may be obtained from the Company’s Secretary, P.O. Box 24647, Jackson, Mississippi 39225-4647. A copy of the Company’s Form 10-K filed with the Securities and Exchange Commission (“SEC”) is available without charge upon written request to the Company’s Investor Relations Department at the Company’s corporate offices, via e-mail addressed to mail@pky.com, from the Company’s website at www.pky.com or from the Securities and Exchange Commission’s web site at www.sec.gov.

Who is soliciting the proxy and who pays the costs?

      The enclosed proxy for the Meeting is being solicited by the directors of the Company. The cost of soliciting the proxies on the enclosed form will be paid by the Company. In addition to the use of the mails, proxies may be solicited by the directors and their agents (who will receive no additional compensation therefor) by means of personal interview, telephone, facsimile, e-mail or other electronic means and it is anticipated that banks, brokerage houses and other institutions, nominees or fiduciaries will be requested to forward the soliciting material to their principals and to obtain authorization for the execution of proxies. The Company may, upon request, reimburse banks, brokerage houses and other institutions, nominees and fiduciaries for their expenses in forwarding proxy material to their principals. The Company has retained InvestorCom, Inc. to assist with the solicitation of proxies and will pay InvestorCom, Inc. a fee of $3,000 plus reimbursement of out-of-pocket expenses for its services.

PROPOSAL 1 — ELECTION OF DIRECTORS

      In accordance with the Bylaws of the Company, the Board of Directors has by resolution fixed the number of directors to be elected at the Meeting at nine. All nine positions on the Board are to be filled by the vote of the stockholders at the Meeting. Each person so elected shall serve until the next Annual Meeting of Stockholders and until his or her successor is elected and qualified.

      The directors of the Company recommend a vote FOR the nominees listed below. All nominees are currently serving as directors of the Company and were elected at the 2004 Annual Meeting of Stockholders.

      Unless instructed otherwise, proxies will be voted FOR the nominees listed below. Although the directors do not contemplate that any of the nominees will be unable to serve prior to the Meeting, if such a situation arises, the enclosed proxy will be voted in accordance with the best judgment of the person or persons voting the proxy.

      The following provides certain information regarding the nominees for election to the Company’s Board of Directors. Each individual’s name, position with the Company and tenure is indicated. In addition, the principal occupation and business experience for the past five years is provided for each nominee and unless otherwise stated, each nominee has held the position indicated for at least the past five years.

Nominees

DANIEL P. FRIEDMAN, Age 47	Elected to Board in 2002

      Since 2000, Mr. Friedman has been a managing member of Radiant Partners, LLC, a real estate company. From 2000 to 2004, Mr. Friedman served as the Vice Chairman of Imperial Parking Corporation. From 1998 to 2001, he served as President and Chief Executive Officer of First Union Real Estate Equity and Mortgage Investments, a real estate investment trust.

ROGER P. FRIOU, Age 70	Elected to Board in 1995

      Mr. Friou is a private investor. From 1996 to 1997 he served as President of Jitney Jungle Stores of America, Inc., a regional supermarket chain, and its Vice Chairman and Chief Financial Officer until 1996, having assumed those positions more than five years prior thereto.

MARTIN L. GARCIA, Age 49	Elected to Board in 1998

      Mr. Garcia has been the Managing Director of Pinehill Capital Partners, a private investment company, since 2000. He has also served as a director and President of Garcia Enterprises, a real estate holding company, since 1988. Until 1999, he was a partner in the law firm of Hill, Ward & Henderson, P.A. and has remained Of Counsel to that firm since such time.

MATTHEW W. KAPLAN, Age 42	Elected to Board in 2000

      Mr. Kaplan is a Managing Director of Rothschild Realty, Inc., an investment bank, and Portfolio Manager of Five Arrows Realty Securities L.L.C., Five Arrows Realty Securities II L.L.C., Five Arrows Realty Securities III L.L.C., and Five Arrows Realty Securities IV L.L.C., each, a real estate investment fund.

MICHAEL J. LIPSEY, Age 55	Elected to Board in 1997

      Mr. Lipsey is President of The Lipsey Company, a company that designs and delivers training programs concerning the commercial real estate marketplace.

JOE F. LYNCH, Age 72	Elected to Board in 1994

      Since 1994, Mr. Lynch has served as the Chairman of the Board and Chief Executive Officer of First Continental Corporation, a real estate company. Since 1996, he has also served as Limited Partner and Manager of the General Partner of First Continental Investment Co., Ltd.

STEVEN G. ROGERS, Age 50	Elected to Board in 1996

      Mr. Rogers is the Chief Executive Officer of the Company and has served in that capacity since 1997. He has served as President of the Company since 1993 and a Director since 1996. From 1993 to 1997, Mr. Rogers was the Chief Operating Officer of the Company and, from 1988 to 1993, was a Senior Vice President of the Company.

LELAND R. SPEED, Age 72	Elected to Board in 1978

      Mr. Speed has served as the Chairman of the Board of the Company since 1980 and a Director since 1978. He is also Chairman of the Board of EastGroup Properties, Inc. He served as Chief Executive Officer of the Company and EastGroup Properties, Inc. until 1997. Mr. Speed is not involved in the operation of the business of either company on a day to day basis. Since January 2004, Mr. Speed has served as the Executive Director of the Mississippi Development Authority, the State of Mississippi’s lead economic development agency.

LENORE M. SULLIVAN, Age 47	Elected to Board in 2004

      Since 2002, Ms. Sullivan has served as the Associate Director for the Center of Real Estate Finance at the University of Texas at Austin. From 2000 to 2002 she was Vice President of Hunt Private Equity Group, Inc., a private equity fund, and from 1992 to 2000 she was the President and co-owner of Stonegate Advisors, an investment banking firm.

Independence

      The Board, on recommendation of the Corporate Governance and Nominating Committee, has determined that each current director, other than Mr. Speed, the Company’s Chairman, and Mr. Rogers, the Company’s President and Chief Executive Officer, is “independent” as defined by the listing standards of the New York Stock Exchange. In making its determinations, the Board considered that The Lipsey Company, of which Mr. Lipsey is President, received less than $6,000 from the Company for providing a training seminar for leasing agents of the Company and that Mr. Lipsey’s son is an employee of the Company. The Board concluded that these relationships were not inconsistent with a determination that Mr. Lipsey is independent. No director has any material relationship with the Company other than those described in “Certain Transactions and Relationships” below.

Stockholder Communication With the Board

      The Board of Directors has appointed Joe F. Lynch as “Lead Independent Director.” In that capacity, he presides over the meetings of the non-management directors of the Company. The non-management directors of the Company hold quarterly meetings. Stockholders and other parties interested in communicating directly with the Lead Independent Director or with the non-management directors as a group may do so by writing to Joe F. Lynch, Lead Independent Director, Parkway Properties, Inc., One Jackson Place, Suite 1000, 188 East Capitol Street, Jackson, Mississippi 39201. Correspondence so addressed will be forwarded directly to Mr. Lynch.

Other Directorships and Trusteeships

      Members of, and nominees to, the Board of Directors serve on the Boards of Directors or the Boards of Trustees of the following publicly held companies:

Nominee	Company

Martin L. Garcia	Education Management Corp.
Leland R. Speed	EastGroup Properties, Inc.

Committees and Meeting Data; Director Education

      The Board of Directors has a standing Audit Committee, Compensation Committee and Corporate Governance and Nominating Committee.

      The Audit Committee of the Board of Directors currently consists of Messrs. Friou (Chairman) and Kaplan and Ms. Sullivan. The charter of the Audit Committee is attached hereto as Appendix A and is available on the Company’s website (www.pky.com) under “Investor Relations.” The Audit Committee oversees the financial reporting of the Company, including the audit by the Company’s independent public accountants. Each member of the Audit Committee is “independent” as that term is defined in the New York Stock Exchange listing standards. Mr. Friou and Ms. Sullivan have been designated as “Audit Committee financial experts” in accordance with the SEC rules and regulations and the Board has determined that they have accounting and related financial management expertise within the meaning of the listing standards of the New York Stock Exchange. The Audit Committee met five times during the year ended December 31, 2004. See “Report of the Audit Committee.”

      The Compensation Committee of the Board, which currently consists of Messrs. Lipsey (Chairman), Friedman and Kaplan, met four times during the year ended December 31, 2004. The charter of the Compensation Committee is available on the Company’s website (www.pky.com) under “Investor Relations.” All of the members of the Compensation Committee are “independent” as that term is defined in the New York Stock Exchange listing standards. The Compensation Committee’s function is to review and recommend to the Board of Directors appropriate executive compensation policy and compensation of the Company’s directors and officers. The Compensation Committee also reviews and makes recommendations with respect to executive and employee benefit plans and programs. See “Report of the Compensation Committee.”

      The Corporate Governance and Nominating Committee consists of Messrs. Garcia (Chairman), Kaplan and Lipsey. The Corporate Governance and Nominating Committee met four times during the year ended December 31, 2004. Each of the members of the Corporate Governance and Nominating Committee is “independent” as defined in the listing standards of the New York Stock Exchange. As set forth in its Charter, the responsibilities of the Corporate Governance and Nominating Committee include assessing Board membership needs and identifying, screening, recruiting, and presenting director candidates to the Board, implementing policies regarding corporate governance matters, making recommendations regarding committee memberships and evaluation of the Board and management. The text of the charter of the Corporate Governance and Nominating Committee is available on the Company’s website (www.pky.com) under “Investor Relations.”

      The Board of Directors has adopted Corporate Governance Guidelines. The guidelines are available on the Company’s website (www.pky.com) under “Investor Relations.” Under the guidelines, the Corporate Governance and Nominating Committee will take into account stockholder input with respect to processes and criteria for director selection, as such stockholders may influence the composition of the Board. Under this principle, the Corporate Governance and Nominating Committee will consider written recommendations for potential nominees suggested by stockholders. Any such person will be evaluated in the same manner as any other potential nominee for director. Any suggestion for a nominee for director by a stockholder should be sent to the Company’s Secretary at One Jackson Place, Suite 1000, 188 East Capitol Street, Jackson, Mississippi 39201, within the time periods set forth under “About the Meeting — When are stockholder proposals to be introduced at the meeting due if the proposal is not intended to be included in the proxy material for the 2006 annual meeting of stockholders?” above.

      In identifying suitable candidates for nomination as a director, the Corporate Governance and Nominating Committee will consider the needs of the Board and the range of skills and characteristics required for effective functioning of the Board. In evaluating such skills and characteristics, the Corporate Governance and Nominating Committee may take into consideration such factors as it deems appropriate, including those included in the Corporate Governance Guidelines. The Corporate Governance and Nominating Committee will consider nominees suggested by incumbent Board members, management, shareholders and, in certain circumstances, outside search firms.

      The Company endeavors to have a director attend an Institutional Shareholder Services (“ISS”) certified directors education conference on an annual basis. In March 2005, Ms. Sullivan attended the Florida Directors Institute, an ISS certified education program held at the University of Tampa School of Business. Mr. Speed participated as a panelist at this same program.

      During the year ended December 31, 2004, the full Board of Directors met on four occasions. Each director attended at least 75% of the aggregate of the total number of meetings of the Board and meetings held by all committees of the Board on which he or she served. The Company’s Corporate Governance Guidelines provide that all directors are expected to regularly attend all meetings of the Board and the Board committees on which he or she serves. In addition, each director is expected to attend the Annual Meeting of Stockholders. In 2004, the Annual Meeting of Stockholders was attended by all but one of the directors.

Report of the Audit Committee

      The following Report of the Audit Committee does not constitute soliciting material and should not be deemed filed or incorporated by reference into any other filing by the Company under the Securities Act of 1933 or the Securities Exchange Act of 1934 except to the extent the Company specifically incorporates this Report by reference therein.

      The Audit Committee of the Company is composed of three directors, each of whom meets the current independence and experience requirements of the NYSE and the SEC. The Audit Committee operates under a written charter. A complete copy of the Audit Committee charter is attached hereto as Appendix A and is available in the Investor Relations section of the Company’s website: www.pky.com. The Board has determined that Roger P. Friou and Lenore M. Sullivan are “Audit Committee financial experts” as defined in the current rules of the SEC.

      Management is primarily responsible for the Company’s financial statements and reporting process. The Company’s independent auditing firm, Ernst & Young LLP, is responsible for performing an independent audit of the Company’s financial statements in accordance with generally accepted accounting principles (“GAAP”) and for issuing a report on those statements. The Audit Committee oversees the financial reporting process on behalf of the Board. It is not the duty or the responsibility of the Audit Committee to conduct auditing or accounting reviews or related procedures. The Audit Committee has relied, without independent verification, on management’s representation that the financial statements have been prepared with integrity and objectivity and in conformity with accounting principles generally accepted in the United States and on the representations of the independent registered public accounting firm included in their report on the Company’s financial statements.

      The Audit Committee meets at least quarterly and at such other times as it deems necessary or appropriate to carry out its responsibilities. Those meetings include, whenever appropriate, executive sessions with the Company’s independent accountant without management being present. The Committee met five times during 2004, and the Chairman of the Committee met individually on a number of occasions with the Company’s independent registered public accounting firm and management. In the course of fulfilling its oversight responsibilities, the Committee met with both management and the Company’s independent registered public accounting firm to review and discuss all annual financial statements and quarterly operating results prior to their issuance. Management advised the Audit Committee that all financial statements were prepared in accordance with GAAP. The Audit Committee also discussed with the Company’s independent registered public accounting firm matters required to be discussed, pursuant to Statement on Auditing Standards No. 61, Communication with Audit Committees, including the reasonableness of judgments and the clarity and completeness of financial disclosures. In addition, the Audit Committee discussed with Ernst & Young LLP matters relating to its independence and has received from Ernst & Young LLP the written disclosures and letter required by the Independence Standards Board Standard No. 1, Independence Discussions with Audit Committees. The Audit Committee also has received from Ernst & Young LLP and reviewed the internal quality control report required to be reviewed pursuant to Section 303A.07(c)(iii)(A) of the NYSE listing standards.

      On the basis of the reviews and discussions the Audit Committee has had with the Company’s independent accountant and management, the Committee recommended to the Board of Directors that the Board approve the inclusion of the Company’s audited financial statements in the Company’s Annual Report on Form 10-K for the year ended December 31, 2004, for filing with the SEC.

Submitted by:

ROGER P. FRIOU
MATTHEW W. KAPLAN
LENORE M. SULLIVAN

Report of the Compensation Committee

      The following Report of the Compensation Committee does not constitute soliciting material and should not be deemed filed or incorporated by reference into any other filing by the Company under the Securities Act of 1933 or the Securities Exchange Act of 1934 except to the extent the Company specifically incorporates this Report by reference therein.

      The Compensation Committee of the Board of Directors consists of Messrs. Lipsey, Kaplan and Friedman. The Compensation Committee’s function is to review and recommend to the Board of Directors appropriate executive compensation policies and compensation of the Company’s directors and officers. The Compensation Committee also reviews and makes recommendations with respect to executive and employee incentive and benefit plans and programs. All of the members of the Compensation Committee are independent directors.

Compensation Philosophy

      The Compensation Committee has determined that the primary goals of the Company’s compensation policies are as follows:

•	To provide total compensation opportunities for executive officers which are sufficient to attract and retain individuals whose talents and abilities allow the Company to accomplish its strategies.

•	To align the interests of management and stockholders through the use of incentive compensation directly related to corporate performance and through the use of stock-based incentives that result in increased Common Stock ownership by executive officers.

•	To encourage teamwork.

Elements of Compensation

      The key elements of executive compensation are base salary, annual incentive compensation and long-term incentive compensation. With respect to our more senior officers, incentive compensation makes up a larger percentage of total compensation. The Compensation Committee periodically engages a consultant to assist it in developing compensation programs. In addition, the Compensation Committee considers recommendations from management and reviews compensation information for other companies in the REIT industry prepared by the National Association of Real Estate Investment Trusts and other independent research organizations.

      Base Compensation. The main purpose of base compensation is to provide our officers salary levels compatible to the salary levels sufficient to attract and retain executive officers.

      Annual Incentive Compensation. The Compensation Committee believes that annual incentive compensation payable to the executive officers of the Company should be based upon the Company’s performance and should align the interests of management with those of the Company’s stockholders. In 2004, the Compensation Committee formulated targets for FFO per diluted share upon which the executive officers’ incentive compensation would be based. The Company’s FFO targets for Level 1 and Level 2 bonus were $4.40 and $4.56 per share, respectively, after bonus accruals and the amortization of restricted stock awards. The Compensation Committee determined the FFO targets based upon an analysis of the Company’s internal projected financial results for 2004. The Compensation Committee believed that our stockholders would be benefited if the FFO goals were met and would be further benefited if such goals were exceeded, and that management should be compensated for the benefits derived by our stockholders, resulting in two levels of incentive compensation targets.

      The Company’s 2004 FFO per diluted share of Common Stock was $4.51 after taking account of bonus accruals and the amortization of restricted shares. After reviewing all of the information the Compensation Committee deemed relevant, including FFO targets compared to actual results, the Compensation Committee approved payment of 100% of the Level 1 Bonus and 70% of the Level 2 Bonus for executive officers. As a result, Messrs. Rogers, Loeb, Maloney, Ingram and Mattingly received bonuses with respect to 2004 set forth in the Summary Compensation Table.

      Long Term Incentive. During 2002, the Compensation Committee studied, and in November 2002 approved, a new incentive compensation plan to reward the Company’s officers if the Company attains the goals of its VALUE2 Plan. The VALUE2 Plan is the Company’s strategic operating plan, the financial goal of which is to have the Company’s rate of growth in FFO per share for the three year period ending December 31, 2005 exceed the FFO growth of the Company’s peer group by at least 10%. After study of the Company’s VALUE2 Plan and consultation with the Company’s compensation consultant and other professional advisors, the Compensation Committee granted restricted stock awards to our executive officers. The grants of shares were made under the 2003 Equity Incentive Plan, which was ratified by stockholders at the Annual Meeting of Stockholders held in 2003. The Compensation Committee believes that these awards will give management additional incentives to work toward the attainment of the goals of the VALUE2 Plan, the attainment of which the Compensation Committee believes will create significant value for stockholders.

      No long term incentive awards were made during 2004. The Compensation Committee expects that during 2005 the Company will formulate a strategic plan as a successor to the VALUE2 Plan. The Compensation Committee expects that it will formulate a new long-term incentive compensation plan to provide management incentives to work toward the attainment of the new strategic plan.

CEO Compensation

      The Compensation Committee meets annually to evaluate Mr. Rogers’ performance and to determine his compensation. In considering Mr. Rogers compensation, the Compensation Committee considers his principal responsibilities, which are to provide overall vision and strategic direction, to attract and retain highly qualified employees and to develop and maintain strong relationships with the overall investment and analyst community. During 2004, the Company achieved several important objectives which the Compensation Committee believes Mr. Rogers was instrumental in accomplishing. These include:

•	Furthered the goals of the VALUE[2] Plan.

•	Total shareholder return which exceeded the total return the NAREIT Office Index.

•	Strong customer retention.

•	Retained a strong, motivated management team, with minimal turnover, even during challenging economic conditions.

      Based upon all relevant factors, the Compensation Committee believes that Mr. Rogers’ compensation is reasonable.

Compensation Deductibility Policy

      Under Section 162(m) of the Internal Revenue Code of 1986, as amended, we may not receive a federal income tax deduction for compensation paid to our CEO or any of the four other most highly compensated executive officers to the extent that any of the persons receive more than $1,000,000 in compensation in any one year. However, if we pay compensation that is “performance-based” under Section 162(m), we can receive a federal income tax deduction for the compensation paid even if such compensation exceeds $1,000,000 in a single year. As shown in the Summary Compensation Table, none of our executive officers received more than $1,000,000 in compensation during 2004, so Section 162(m) is inapplicable to the Company. To maintain flexibility in compensating executive officers in a manner designed to promote varying corporate goals, the Compensation Committee has not adopted a policy that all compensation must be deductible on our federal income tax returns.

DANIEL P. FRIEDMAN
MATTHEW W. KAPLAN
MICHAEL J. LIPSEY, CHAIR

Executive Officers

      The following provides certain information regarding the executive officers of the Company. Each individual’s name and position with the Company is indicated. In addition, the principal occupation and business experience for the past five years is provided for each officer and, unless otherwise stated, each person has held the position indicated for at least the past five years. There are no family relationships between any of the directors or executive officers of the Company.

LELAND R. SPEED, Age 72

      Mr. Speed has served as the Chairman of the Board of the Company since 1980 and a Director since 1978. He is also Chairman of the Board of EastGroup Properties, Inc. He served as Chief Executive Officer of the Company and EastGroup Properties, Inc. until 1997. Mr. Speed is not involved in the operation of the business of either company on a day to day basis. Since January 2004, Mr. Speed has served as the Executive Director of the Mississippi Development Authority, the State of Mississippi’s lead economic development agency.

STEVEN G. ROGERS, Age 50

      Mr. Rogers is the Chief Executive Officer of the Company and has served in that capacity since 1997. He has served as President of the Company since 1993 and a Director since 1996. From 1993 to 1997, Mr. Rogers was the Chief Operating Officer of the Company and, from 1988 to 1993, was a Senior Vice President of the Company.

MARSHALL A. LOEB, Age 42

      Mr. Loeb has served as the Company’s Chief Financial Officer and Secretary since 2000 and Executive Vice President since 2003. He served as a Senior Vice President of the Company from 2000 to 2003. From 1991 to 2000 he was Senior Vice President — Western Region of EastGroup Properties, Inc. and served as a Portfolio Manager with Investment Development Services in 2000.

JAMES M. INGRAM, Age 48

      Mr. Ingram has been an Executive Vice President of the Company and its Chief Investment Officer since 2003. He was a Senior Vice President of the Company from 1997 to 2003 and a Vice President of the Company from 1994 to 1997, and an Asset Manager from 1989 to 2003. He has also served as President of Parkway Realty Services, L.L.C. (“Parkway Realty”) since 1998.

THOMAS C. MALONEY, Age 47

      Mr. Maloney has been an Executive Vice President and Chief Operating Officer of the Company since 2003. He was a Senior Vice President of the Company from 2002 to 2003 and served as its Vice President from 1999 to 2002. He was a Vice President of Parkway Realty from 1998 to 1999.

G. MITCH MATTINGLY, Age 49

      Mr. Mattingly has been an Executive Vice President and Senior Asset Manager of the Company since 2003. He was a Senior Vice President and Asset Manager of the Company from 1997 to 2003 and served as its Vice President from 1996 to 1997. He has been a Vice President of Parkway Realty since 1998.

ROY H. BUTTS, Age 40

      Mr. Butts has been a Senior Vice President of the Company since 2005 and has served as the Treasurer of the Company since 2001. Mr. Butts was a Vice President of the Company from 1999 to 2005 and served as its Assistant Controller from 1999 to 2001.

SARAH P. CLARK, Age 45

      Ms. Clark is currently the Senior Vice President of Strategic Planning and Investor Relations and has served the Company as a Senior Vice President since 1997. She has also been Assistant Secretary of the Company since 2000, Vice President from 1992 until 1997, Chief Financial Officer and Secretary from 1994 to 2000, Treasurer from 1996 to 1999 and Controller from 1986 to 1992.

DAVID R. FOWLER, Age 47

      Mr. Fowler has been a Senior Vice President of the Company since 1997. He was a Vice President of the Company from 1995 to 1997, and an Asset Manager from 1983 to 2003. He has also been Vice President of Parkway Realty since 1998.

MANDY M. POPE, Age 36

      Ms. Pope has served as a Senior Vice President of the Company since 2003 and Controller of the Company since 2001. From 2001 to 2003 she was a Vice President and from 1997 to 2001 was the Assistant Controller of the Company.

JACK R. SULLENBERGER, Age 51

      Mr. Sullenberger is the Senior Vice President of Technical Services for the Company having served as a Senior Vice President of the Company since 1997. He served as a Vice President of the Company from 1996 to 1997 and an Asset Manager from 1986 to 1996.

Executive Compensation

      The following table summarizes, for the fiscal years ended December 31, 2004, 2003 and 2002, the amount of compensation paid by the Company to its Chief Executive Officer and its four other most highly compensated executive officers whose cash compensation during the year ended December 31, 2004 exceeded $100,000 (the “Named Officers”).

				Long Term
				Compensation

		Annual Compensation		Award
Name and				Restricted	All Other
Principal Position	Year	Salary	Bonus	Stock Awards(1)	Compensation(2)

Steven G. Rogers	2004	$283,187	$240,763	$0	$17,716
President and Chief	2003	274,723	240,625	879,750	16,630
Executive Officer	2002	231,525	220,497	0	14,630
Marshall A. Loeb	2004	205,954	105,060	0	17,170
Executive Vice President,	2003	199,662	105,000	527,850	16,420
Chief Financial Officer	2002	156,000	74,285	0	14,408
and Secretary
James M. Ingram	2004	179,846	61,200	0	17,380
Executive Vice President and	2003	159,861	49,000	439,600	16,630
Chief Investment Officer	2002	131,846	53,843	0	14,630
Thomas C. Maloney	2004	157,554	53,720	0	16,320
Executive Vice President and	2003	99,948	26,250	377,880	13,409
Chief Operating Officer	2002	89,623	23,250	0	10,953
G. Mitch Mattingly	2004	164,763	49,028	0	17,380
Executive Vice President and	2003	159,876	49,000	351,900	16,630
Senior Asset Manager	2002	142,050	50,082	0	14,630

(1)	As of January 2, 2003 (and in the case of Messrs. Ingram and Maloney, as of January 2, 2003 and September 19, 2003) the Named Officers were granted restricted shares under the Company’s 2003 Equity Compensation Plan. Under these grants of restricted shares, employees’ rights to the restricted shares are conditioned on the Company’s achievement of specified performance goals set forth in the Company’s VALUE[2] Plan and, alternatively, the employee’s continued employment. VALUE[2] reflects the Company’s operating strategy for the three year period beginning January 1, 2003 through December 31, 2005. The plan reflects the employees’ commitment to create value for the stockholders while holding firm to the Company’s core values as espoused in the Parkway Commitment to Excellence which can be reviewed on the Company’s website (www.pky.com). The acronym that explains how we plan to create value for the stockholders is: Venturing with great partners; Asset recycling; Leverage neutral growth; Uncompromising focus on operations; and Equity returns to stockholders ten percent greater than that of the Company’s peer group, the NAREIT Office Index. Equity return is defined as growth in funds from operations (“FFO”) per diluted share.

Under the terms of the grants, if the Company’s average rate of growth in FFO per share for the three years in the covered period is at least 10 percent higher than the average rate of growth in FFO of the peer group for those years, weighted by the equity market capitalization of each member of the peer group, and the Company has growth in FFO for the covered period in excess of zero, then the Named Officer’s interest in 50 percent of the restricted shares becomes vested, provided the Named Officer is still employed by the Company through December 31, 2005. If the Company’s average rate of growth in FFO per share for the three years is at least 15 percent higher than the average rate of growth in FFO of the peer group for those years, weighted by the equity market capitalization of each member of the peer group, and the Company has growth in FFO for the covered period in excess of two percent, then the Named Officer’s interest in 75 percent of the restricted shares will become vested, provided the Named Officer is still employed by the Company through December 31, 2005. If the Company’s average rate of growth in FFO per share for the three years is at least 20 percent higher than the average rate of growth in FFO of the peer group for those years, weighted by the equity market capitalization of each member of the peer group, and the Company has growth in FFO for the covered period in excess of four percent, then the Named Officer’s interest in 100 percent of the restricted shares will become vested, provided the Named Officer is still employed by the Company through December 31, 2005. If the Named Officer remains employed on January 2, 2010, the employee’s interest in all restricted shares will become nonforfeitable, to the extent they are not already nonforfeitable. If the Named Officer’s employment terminates before January 2, 2010, by reason of death or disability, the employee’s interest in any forfeitable restricted shares will become nonforfeitable according to a graded schedule based on years elapsed after the date of grant. Dividends on the restricted shares will be retained by the Company, to be paid only when the related shares become nonforfeitable.

(2)	This is the Company’s contribution to its 401(k) Plan for the Named Officer’s benefit and the amount of premium paid by the Company for group term life insurance on the Named Officer’s life.

      Option Grants. No options were granted to the Named Officers during the year ended December 31, 2004. The Company does not expect to issue stock options in the future.

      Option Exercises and Year End Values. The following table shows the value realized by the Named Officers upon the exercise of options and the year end value of unexercised in-the-money options held by the Named Officers. Year end values are based upon the closing price of shares of Common Stock on the New York Stock Exchange on December 31, 2004 ($50.75).

Aggregated Options/ SAR Exercises with Last Fiscal Year

and FY-End Option/ SAR Values

				Value of Unexercised
	Shares		Number of Unexercised	In-The-Money
	Acquired		Options at FY-End (#)	Options at FY-End ($)
	on	Value
Name	Exercise	Realized	Exercisable/Unexercisable	Exercisable/Unexercisable

Steven G. Rogers	24,670	$868,155	85,935/3,006		$1,870,787/$51,403
President and Chief Executive Officer
Marshall A. Loeb	N/A	N/A	22,096/2,004		$469,916/$34,268
Executive Vice President, Chief Financial Officer and Secretary
James M. Ingram	20,000	$323,100	7,164/1,336		$138,367/$22,846
Executive Vice President and Chief Investment Officer
Thomas C. Maloney	3,185	$58,636	9,230/835		$184,042/$14,279
Executive Vice President and Chief Operating Officer
G. Mitch Mattingly	3,837	$51,996	0/1,336	0/$	22,845
Executive Vice President and Senior Asset Manager

Performance Comparison

      Set forth below is a line graph comparing the percentage change in the cumulative return to stockholders on shares of Common Stock over the five years ending December 31, 2004 against the cumulative return of the Standard & Poor’s 500 (“S&P 500”), the Equity REIT Index prepared by the National Association of Real Estate Investment Trusts (“NAREIT Equity”), and the Office REIT Index prepared by the National Association of Real Estate Investment Trusts (“NAREIT Office”).

	1999	2000	2001	2002	2003	2004

Company	100.00	112.95	136.16	154.55	195.14	251.51

S&P 500	100.00	90.90	80.09	62.39	80.29	89.02

NAREIT Equity	100.00	126.37	143.97	149.47	204.98	269.70

NAREIT Office	100.00	135.46	144.47	135.38	181.42	223.66

Compensation of Directors

      Directors’ Compensation. Under the terms of the 2001 Directors Plan, the Company’s compensation arrangement with directors (other than Mr. Speed and Mr. Rogers, who are salaried officers) provides that directors receive an annual stock award of 500 shares of Common Stock (valued at approximately $39.55 on the date of the 2004 award) on the date of the annual meeting of stockholders as an annual retainer fee plus $1,000 and reimbursement of expenses for each meeting of the Board of Directors attended. Members of the audit committee receive $1,500 and reimbursement of expenses for each meeting attended and members of all other committees receive $750 and reimbursement of expenses for each meeting of a committee established by the Board of Directors attended. A new director would also receive, upon initial election or appointment as a non-employee director, a stock award of 500 shares of Common Stock and, if the election or appointment is on a date other than an annual meeting date, a pro-rata portion of the 500 share annual award.

      If the proposal to ratify the adoption of an amendment to the 2001 Directors Plan is approved by the stockholders at the Meeting, effective as of the Meeting, directors will receive an annual stock award of 600 shares of Common Stock on the date of the annual meeting of stockholders as an annual retainer fee. A new director would also receive, upon initial election or appointment as a non-employee director, a stock award of 600 shares of Common Stock and, if the election or appointment is on a date other than an annual meeting date, a pro-rata portion of the 600 share annual award. See “Proposal 2 — Ratification of an Amendment to the 2001 Directors Plan.” In addition, effective as of January 1, 2006, we intend to raise meeting fees to $1,500 and reimbursement of expenses for each meeting of the Board of Directors attended. Finally, effective January 1, 2006, the chairperson of the audit committee will receive $2,000 and reimbursement of expenses for each meeting attended.

      Two directors exercised options during 2004 under the 2001 Directors Plan. On February 17, 2004, Mr. Lipsey exercised options with respect to 3,000 shares of Common Stock with a grant price of $30.70 per share and on December 13, 2004 Ms. Sullivan exercised options with respect to 1,000 shares with a grant price of $44.10 per share.

Certain Transactions and Relationships

      Cost Sharing Arrangement with EastGroup Properties, Inc. Currently, EastGroup Properties, Inc. and the Company equally share the services and certain expenses of the Chairman of the Board of Directors. These services and expenses include rent for office space, administrative costs, and entertainment and travel expenses. For the year ended December 31, 2004, Parkway’s share for these services and expenses was approximately $18,600. Mr. Speed’s compensation is $125,000 per year and is determined by our Compensation Committee which considers the amount of time Mr. Speed has spent on Parkway business in the past and estimates the amount of time Mr. Speed will spend on Parkway matters in the future. See “Report of the Compensation Committee.”

      Change in Control Agreement. The Company has entered into a Change in Control Agreement (the “Change in Control Agreement”) with each of the Company’s executive officers (the “Executives”). The Change in Control Agreement provides that if an Executive’s employment is terminated or the Executive leaves the Company’s employment for certain reasons during a defined period (30 months in the case of the Named Officers) after a Change in Control (as hereinafter defined), the Company will pay a lump sum benefit to the Executive equal to a multiple of (2.5 times in the case of the Named Officers) the average of the Executive’s salary and accrued bonus for the three calendar year period ending on the December 31 prior to the Change in Control. The Change in Control Agreement also gives the Executive the ability to leave the employment of the Company at any time during the six month period after the Change in Control in which case the Executive will receive the lump-sum payment of one-half of the amount set forth above. Change in Control is defined in such agreement as (i) any change in control of a nature that would be required to be represented under the Exchange Act proxy rules; (ii) any person acquiring beneficial ownership of securities representing 30 percent or more of the combined voting power of the Company’s outstanding securities; (iii) certain changes in the Company’s Board of Directors; (iv) certain mergers; or (v) the approval of a plan of liquidation by the Company.

Security Ownership of Certain Beneficial Owners

      To the best of the Company’s knowledge, no person or group (as those terms are used in Section 13(d)(3) of the Securities Exchange Act of 1934, as amended), beneficially owned, as of March 22, 2005 more than five percent of the Common Stock or Series B preferred stock, except as set forth in the following table.

	Amount of	Amount of		Percent of
	Common Stock	Series B	Percent	Series B
Name and Address	Beneficially	Beneficially	of Common	Preferred
of Beneficial Owner	Owned	Owned	Stock (1)	Stock

Goldman Sachs Asset Management, L.P.	1,299,762 (2)	0	9.2%	0
32 Old Slip New York, New York 10005
Barclays Global Investors, NA	898,842 (3)	0	6.4%	0
45 Fremont Street
San Francisco, California 94105
Five Arrows Realty Securities III L.L.C.	298,000 (4)	803,499 (4)	(4)	100%
1251 Avenue of the Americas
New York, New York 10020

(1)	Based on the number of shares of Common Stock outstanding on March 22, 2005 which was 14,069,705 shares.

(2)	Based upon an amended Statement on Schedule 13G filed with the SEC that indicates that Goldman Sachs Asset Management, L.P. has sole dispositive power with respect to 1,299,762 shares of Common Stock and sole voting power with respect to 1,170,075 shares of Common Stock.

(3)	Based upon a Statement on Schedule 13G filed with the SEC that indicated that these securities are owned by various individual and institutional investors affiliated with Barclays Global Investors, NA., including HYMF Limited (which has sole voting power with respect to 811,112 shares of Common Stock, representing 5.8% of the shares of Common Stock outstanding).

(4)	Based upon an amended Statement on Schedule 13D and Form 4 filed with the SEC, which indicated that Five Arrows Realty Securities III L.L.C. and its managing member, Rothschild Realty Investors III L.L.C., share voting and dispositive power with respect to 803,499 shares of Series B preferred stock, 75,000 shares of Common Stock (or 0.5% of the outstanding shares of Common Stock) issuable upon exercise of a warrant (the “Warrant”) and 223,000 shares of Common Stock. The Series B preferred stock is convertible on a one for one basis into shares of Common Stock (or 5.7% of the outstanding shares of Common Stock).

Security Ownership of Management

      The following table sets forth the shares of Common Stock and Series B preferred stock beneficially owned, as of March 22, 2005 by each director, nominee for director, executive officer of the Company and by the directors, nominees and executive officers as a group. Unless otherwise stated, each person has sole voting and investment power with respect to the shares of Common Stock and Series B preferred stock set forth in the table.

					Number of
	Number of				Shares of
	Shares of				Series B	Percent of
	Common Stock		Percent		Preferred Stock	Shares of
	Beneficially		of Common		Beneficially	Series B
	Owned		Stock (1)		Owned	Preferred Stock

Daniel P. Friedman	19,899	(2)	*		0	0
Roger P. Friou	39,451	(3)	*		0	0
Martin L. Garcia	27,800	(4)	*		0	0
Matthew W. Kaplan	315,634	(5)(6)	2.2	% (6)	803,499 (6)	100%
Michael J. Lipsey	8,959	(7)	*		0	0
Joe F. Lynch	60,600	(8)	*		0	0
Lenore M. Sullivan	8,500	(9)	*		0	0
Leland R. Speed	165,143	(10)	1.2%		0	0
Steven G. Rogers	204,065	(11)	1.4%		0	0
Marshall A. Loeb	39,998	(12)	*		0	0
Roy H. Butts	8,936	(13)	*		0	0
David R. Fowler	35,447	(14)	*		0	0
James M. Ingram	31,167	(15)	*		0	0
G. Mitch Mattingly	10,003	(16)	*		0	0k
Sarah P. Clark	48,778	(17)	*		0	0
Thomas C. Maloney	19,496	(18)	*		0	0
Mandy M. Pope	7,980	(19)	*		0	0
Jack R. Sullenberger	34,979	(20)	*		0	0
Directors, nominees and executive officers as a group	1,086,835	(21)	7.5%		803,499 (6)	100%

*	Less than 1%.

(1)	Based on the number of shares of Common Stock outstanding on March 22, 2005 which was 14,069,705 shares.

(2)	Includes 3,000 shares of Common Stock Mr. Friedman has the right to acquire under the 2001 Directors Plan, and 900 shares of Common Stock Mr. Friedman owns as custodian for his child. Does not include 500 shares of Common Stock Mr. Friedman holds indirectly through the Parkway Properties, Inc. deferred compensation trust (the “Deferred Compensation Trust”). Mr. Friedman’s wife owns 3,625 shares of 8.00% Series D cumulative redeemable preferred stock (“Series D preferred stock”) that do not have voting rights at the Meeting.

(3)	Includes 3,000 shares of Common Stock Mr. Friou has the right to acquire under the 2001 Directors Plan and 29,651 shares of Common Stock owned by a limited partnership of which Mr. Friou is the sole general partner and his wife and two adult children are the sole limited partners. Does not include 500 shares of Common Stock Mr. Friou holds indirectly through the Deferred Compensation Trust.

(4)	Includes 9,000 shares of Common Stock Mr. Garcia has the right to acquire under the 2001 Directors Plan, 13,500 shares of Common Stock Mr. Garcia has the right to acquire under the 1991 Directors Stock Option Plan (the “1991 Directors Plan”), which was the predecessor of the 2001 Directors Plan, and 1,000 shares of Common Stock held in trust for Mr. Garcia’s children, of which Mr. Garcia is the trustee.

(5)	Includes 8,800 shares of Common Stock Mr. Kaplan has the right to acquire under the 2001 Directors Plan and 7,500 shares of Common Stock Mr. Kaplan has the right to acquire under the 1991 Directors Plan. Does not include 500 shares of Common Stock Mr. Kaplan holds indirectly through the Deferred Compensation Trust.

(6)	Includes 75,000 shares of Common Stock issuable upon exercise of the Warrant, 223,000 shares of Common Stock and 803,499 shares of Series B Preferred Stock held by Five Arrows Realty Securities III L.L.C., a Delaware limited liability company in which Rothschild Realty Investors III L.L.C., the managing member, has appointed Mr. Kaplan, among others, as manager of Five Arrows Realty Securities III L.L.C. Mr. Kaplan disclaims beneficial ownership of all of the 803,499 shares of Series B preferred stock and the 803,499 shares of Common Stock (or 5.7% of the outstanding shares of Common Stock) issuable upon conversion of the shares of Series B preferred stock and he disclaims beneficial ownership of the 75,000 shares of Common Stock (or 0.5% of the outstanding shares of Common Stock) issuable upon exercise of the Warrant and the 223,000 shares of Common Stock held indirectly through Five Arrows Realty Securities III L.L.C.

(7)	Includes 6,000 shares of Common Stock Mr. Lipsey has the right to acquire under the 2001 Directors Plan.

(8)	Includes 9,000 shares of Common Stock Mr. Lynch has the right to acquire under the 2001 Directors Plan and 14,250 shares of Common Stock Mr. Lynch has the right to acquire under the 1991 Directors Plan.

(9)	Includes 6,500 shares of Common Stock Ms. Sullivan has the right to acquire under the 2001 Directors Plan. Does not include 500 shares of Common Stock Ms. Sullivan holds indirectly through the Deferred Compensation Trust.

(10)	Includes 55,631 shares of Common Stock Mr. Speed has the right to acquire pursuant to exercisable options granted under the 1994 Stock Option Plan. Does not include 20,000 shares of Common Stock Mr. Speed holds indirectly through the Deferred Compensation Trust. Does not include 21,157 shares of Common Stock owned by Mr. Speed’s wife, as to all of which Mr. Speed disclaims beneficial ownership.

(11)	Includes 85,935 shares of Common Stock Mr. Rogers has the right to acquire pursuant to exercisable options granted under the 1994 Stock Option Plan and 25,000 shares of Common Stock granted as incentive restricted shares under the 2003 Equity Incentive Plan. Does not include 39,000 shares of Common Stock Mr. Rogers holds indirectly through the Deferred Compensation Trust. Does not include 16,108 shares of Common Stock beneficially owned by Mr. Rogers’ wife as to which he disclaims beneficial ownership. Mr. Rogers also owns 1,100 shares of Series D preferred stock that do not have voting rights at the Meeting.

(12)	Includes 22,096 shares of Common Stock Mr. Loeb has the right to acquire pursuant to exercisable options granted under the 1994 Stock Option Plan and 15,000 shares of Common Stock granted as incentive restricted shares under the 2003 Equity Incentive Plan. Does not include 6,000 shares of Common Stock Mr. Loeb holds indirectly through the Deferred Compensation Trust.

(13)	Includes 5,102 shares of Common Stock Mr. Butts has the right to acquire pursuant to exercisable options granted under the 1994 Stock Option Plan and 2,500 shares of Common Stock granted as incentive restricted shares under the 2003 Equity Incentive Plan.

(14)	Includes 17,303 shares of Common Stock Mr. Fowler has the right to acquire pursuant to exercisable options granted under the 1994 Stock Option Plan and 10,000 shares of Common Stock granted as incentive restricted shares under the 2003 Equity Incentive Plan. Does not include 10,000 shares of Common Stock Mr. Fowler holds indirectly through the Deferred Compensation Trust. Mr. Fowler also owns 500 shares of Series D preferred stock that do not have voting rights at the Meeting.

(15)	Includes 7,164 shares of Common Stock Mr. Ingram has the right to acquire pursuant to exercisable options granted under the 1994 Stock Option Plan and 12,000 shares of Common Stock granted as incentive restricted shares under the 2003 Equity Incentive Plan. Does not include 12,000 shares of Common Stock Mr. Ingram holds indirectly through the Deferred Compensation Trust.

(16)	Includes 10,000 shares of Common Stock granted as incentive restricted shares under the 2003 Equity Incentive Plan. Does not include 12,000 shares of Common Stock Mr. Mattingly holds indirectly through the Deferred Compensation Trust.

(17)	Includes 18,575 shares of Common Stock Ms. Clark has the right to acquire pursuant to exercisable options granted under the 1994 Stock Option Plan, 750 shares of Common Stock Ms. Clark owns as custodian for her children and 10,000 shares of Common Stock granted as incentive restricted shares under the 2003 Equity Incentive Plan. Does not include 14,000 shares of Common Stock Ms. Clark holds indirectly through the Deferred Compensation Trust. Ms. Clark also owns, indirectly, 570 shares of Series D preferred stock that do not have voting rights at the Meeting.

(18)	Includes 9,230 shares of Common Stock Mr. Maloney has the right to acquire pursuant to exercisable options granted under the 1994 Stock Option Plan and 10,000 shares of Common Stock granted as incentive restricted shares under the 2003 Equity Incentive Plan. Does not include 3,000 shares of Common Stock Mr. Maloney holds indirectly through the Deferred Compensation Trust.

(19)	Includes 5,000 shares of Common Stock granted as incentive restricted shares under the 2003 Equity Incentive Plan.

(20)	Includes 19,164 shares of Common Stock Mr. Sullenberger has the right to acquire pursuant to exercisable options granted under the 1994 Stock Option Plan and 10,000 shares of Common Stock granted as incentive restricted shares under the 2003 Equity Incentive Plan. Does not include 12,000 shares of Common Stock Mr. Sullenberger holds indirectly through the Deferred Compensation Trust.

(21)	Includes 45,300 shares of Common Stock that the directors of the Company have the right to acquire under the 2001 Directors Plan, 35,250 shares of Common Stock that the directors of the Company have the right to acquire under the 1991 Directors Plan, 240,206 shares of Common Stock that officers of the Company have the right to acquire pursuant to exercisable options granted under the 1994 Stock Option Plan, 109,500 shares of Common Stock granted to officers as incentive restricted shares under the 2003 Equity Incentive Plan and 75,000 shares of Common Stock issuable upon exercise of the Warrant (see footnote 6 above).

Section 16(a) Beneficial Ownership Reporting Compliance

      Section 16(a) of the Exchange Act requires that directors, officers and more than 10 percent stockholders of the Company file reports with the SEC to report a change in ownership within two business days following the day on which the transaction occurs. During 2004, no directors or executive officers of the Company were late in filing reports under Section 16(a) except the following. A Form 4 for Mr. Kaplan reporting the sale on December 17, 2004 of 12,600 shares of Common Stock by Five Arrows Realty Securities III L.L.C., of which Mr. Kaplan is, among others, a manager, was inadvertently filed late. Also, a Form 4 for Ms. Sullivan reporting the purchase on May 14, 2004 of 340 shares of Common Stock was inadvertently filed late.

Equity Compensation Plans

      The following table summarizes information, as of December 31, 2004, relating to equity compensation plans of the Company pursuant to which grants of options, restricted stock or other rights to acquire shares may be granted from time to time.

Equity Compensation Plan Information

Number of securities
	Number of securities		remaining available for
	to be issued upon	Weighted-average	future issuance under
	exercise of outstanding	exercise price of	equity compensation plans
	options, warrants and	outstanding options,	(excluding securities
	rights	warrants and rights	reflected in column (a))
Plan category	(a)	(b)	(c)

Equity compensation plans approved by security holders	485,644	$30.92	281,013
Equity compensation plans not approved by security holders	—	—	—

Total	485,644	$30.92	281,013

PROPOSAL 2 — RATIFICATION OF AN AMENDMENT TO THE 2001 DIRECTORS PLAN

      At the Meeting, the stockholders will be asked to ratify the adoption of an amendment to the 2001 Directors Plan. Ratification of the adoption of an amendment to the 2001 Directors Plan requires the affirmative vote of the holders of a majority of the shares of Common Stock and Series B preferred stock entitled to vote on the proposal, provided that the total vote cast on the proposal represents over 50% in interest of all securities entitled to vote on the proposal. The directors recommend a vote FOR ratification of the adoption of an amendment to the 2001 Directors Plan. Unless otherwise instructed, proxies will be voted FOR ratification of the adoption of the amendment to the 2001 Directors Plan.

Summary of the 2001 Non-Employee Directors Equity Compensation Plan, as Amended

      The Board of Directors adopted an amendment and restatement of the 2001 Directors Plan subject to approval by the stockholders. This summary will refer to the 2001 Directors Plan, as amended and restated, as the “Amended 2001 Directors Plan” or the “Plan.”

      The Amended 2001 Directors Plan amends and restates the 2001 Directors Plan. This summary will refer to the 2001 Directors Plan before its amendment and restatement as the “Original 2001 Directors Plan.” If approved by the stockholders the Amended 2001 Directors Plan will be effective May 5, 2005. The 230,500 shares of Common Stock that remain available for grant under the Original 2001 Directors Plan will be available for grant under the Amended 2001 Directors Plan.

      This summary of the Amended 2001 Directors Plan is qualified by reference to the text of the Plan, which is attached as Appendix B.

      The Amended 2001 Directors Plan will be administered by a committee (the “Plan Committee”), which shall be the Compensation Committee of the Board of Directors or another committee appointed by the Board.

      The Original 2001 Directors Plan provides that a non-employee director will receive an automatic award of 500 shares of Common Stock annually, on the date of the annual meeting of stockholders, and a non-employee director newly elected or appointed at a time other than the annual meeting will automatically receive a fraction of the 500 share annual award, determined with reference to the number of days between the next annual meeting and the date of appointment or election. Each new non-employee director appointed or elected will receive an automatic award of 500 shares of Common Stock on the effective date of election or appointment.

      If the Amended 2001 Directors Plan is ratified by the stockholders, a non-employee director will receive an automatic award of 600 shares of Common Stock annually, on the date of the annual meeting of stockholders, and a non-employee director newly elected or appointed at a time other than the annual meeting will automatically receive a fraction of the 600 share annual award, determined with reference to the number of days between the next annual meeting and the date of appointment or election. Each new non-employee director appointed or elected will receive an automatic award of 600 shares of Common Stock on the effective date of election or appointment.

      The Amended 2001 Directors Plan allows a non-employee director to elect, with the approval of the Plan Committee, to have the Company make awards in the form of deferred share units rather than in the form of shares of Common Stock — one deferred share unit in place of each share of Common Stock that would otherwise be awarded under the Plan. A deferred share unit will entitle the non-employee director to a share of Common Stock upon a deferred payment date elected by the non-employee director. A deferred share unit will not carry with it any right to vote, but will provide for the accrual of dividend equivalents, which will be credited to a bookkeeping account for the non-employee director and payable at the same time as the Common Stock. The Company will either, as determined by the Plan Committee, credit such a bookkeeping account with interest or adjust it for hypothetical investment experience. The Company may, in the discretion of the Board of Directors, issue shares of Common Stock to a grantor trust in connection with the award of deferred share units under the Amended 2001 Directors Plan. The award of deferred share units will be treated in the same way as an award of shares for purposes of determining the number of shares available under the Amended 2001 Directors Plan.

      The Board of Directors of the Company may determine, from time to time, that the Company shall issue to non-employee directors options to purchase shares of Common Stock under the Amended 2001 Directors Plan, in which case the Board would select the non-employee directors to whom options will be granted and determine the number of shares that may be issued under options. The exercise price per share of Common Stock for an option granted under the Plan would not be less than the fair market value of a share on the date of grant. Options would be exercisable in full upon the date of grant and expire ten years after the date of grant or, if earlier, six months after termination of service as a director (other than by death) or one year after death while in office.

      The closing price for a share of Common Stock on March 22, 2005, was $47.39.

      Outstanding deferred share units and options are subject to adjustment in the event of a subdivision or consolidation of shares of Common Stock, a share dividend, a recapitalization, or other change in the Company’s capital structure. Under the Amended 2001 Directors Plan, if the Company is merged or consolidated with another corporation, the Plan Committee is authorized to adjust deferred share units and outstanding options to give effect to the merger or consolidation on an equitable basis.

      The Board of Directors may amend the Amended 2001 Directors Plan, except that, without stockholder approval, the Board of Directors cannot increase the number of shares of Common Stock available under the Plan, increase the number of shares that may be granted under the Plan, decrease the minimum option purchase price per share, extend the term of the Plan, or change the classes of directors to whom stock awards may be made and options may be granted.

      The Company believes that under present law the federal income tax consequences of options granted to non-employee directors under the Amended 2001 Directors Plan will generally be the following: The grant of an option will have no tax consequences for the director or the Company. Upon the exercise of an option, the director will recognize ordinary income in an amount equal to the excess of the fair market value of the acquired shares on the exercise date over the exercise price, and the Company will be entitled to a deduction in the same amount.

      If stockholders approve the Amended 2001 Directors Plan, no officers or other employees of the Company will benefit under the Plan. There are expected to be seven non-employee directors on the date of the 2005 annual meeting, and the benefits for non-employee directors as a group for 2005 under the Amended 2001 Directors Plan will be as follows:

	Number of Shares
	or Deferred Share
	Units Expected
	To Be Awarded in	Estimated Aggregate
	2005	Value of Awards*

Non-Employee Directors as a group	4,200	$199,038

*	Based on the closing price of a share of Common Stock on March 22, 2005, which was $47.39.

PROPOSAL 3 — OTHER MATTERS

      So far as management of the Company is aware, no matters other than those outlined in this Proxy Statement will be presented to the Meeting for action on the part of the stockholders. If any other matters are properly brought before the Meeting, it is the intention of the persons named in the accompanying proxy to vote thereon the shares of Common Stock to which the proxy relates in accordance with their best judgment.

APPOINTMENT OF INDEPENDENT ACCOUNTANTS

      The Audit Committee of the Board of Directors has appointed Ernst & Young LLP, independent public accountants, to act as auditors for the fiscal year ending December 31, 2005. Ernst & Young LLP has audited the accounts of the Company since 1986. A representative of Ernst & Young LLP is expected to be present at the Meeting and will have an opportunity to make a statement, if he so desires, and will be available to respond to appropriate questions.

      The following table shows the fees paid or accrued by the Company for the audit and other services provided by Ernst & Young LLP for fiscal 2004 and 2003.

	2004	2003

Audit Fees(1)	$314,754	$112,500
Audit-Related Fees(2)	71,686	105,740
All Other Fees	—	—

Total	$386,440	$218,240

(1)	Audit fees represent fees for professional services provided in connection with the audit of our financial statements and review of our quarterly financial statements and audit services provided in connection with other statutory or regulatory filings. Audit fees also includes travel and lodging costs incurred in connection with the rendering of audit services.

(2)	Audit-related fees consisted primarily of accounting consultations, employee benefit plan audits, services related to business acquisitions and divestitures and other attestation services.

      The Audit Committee of the Board has considered whether provision of the services described above is compatible with maintaining the independent accountants’ independence and has determined that those services have not adversely affected Ernst & Young LLP’s independence.

BY ORDER OF THE BOARD OF DIRECTORS

MARSHALL A. LOEB
Executive Vice President, Chief Financial Officer
and Secretary

Jackson, Mississippi

Appendix A

PARKWAY PROPERTIES, INC.

AUDIT COMMITTEE OF THE BOARD OF DIRECTORS

CHARTER

(Revised and Adopted March 1, 2005)

      I.     Purpose

      The primary function of the Audit Committee is to assist the Board of Directors in fulfilling its responsibility for oversight of the quality and integrity of the Corporation’s financial statements, the Corporation’s compliance with legal and regulatory requirements, the independent accountants’ qualifications and independence and the performance of the Corporation’s internal audit function and independent accountants. The Committee will review: the financial reports and other financial information provided by the Corporation to any governmental body or the public; the Corporation’s systems of internal controls regarding finance and accounting that management and the Board has established; and the Corporation’s auditing, accounting and financial reporting processes generally. Consistent with this function, the Audit Committee should encourage continuous improvement of, and should foster adherence to, the Corporation’s policies, procedures and practices at all levels.

      II.     Composition

      The Audit Committee shall be comprised of three or more directors as determined by the Board. Each member must qualify as an independent director under the listing standards of the New York Stock Exchange and applicable federal law. Each member shall have a working familiarity with basic finance and accounting practices and be able to read and understand fundamental financial statements. At least one member must have accounting or related financial management expertise. Additionally, the Board shall designate at least one member as an “audit committee financial expert” as such term is defined in rules promulgated by the SEC.

      If any Committee member simultaneously serves on the audit committee of more than three public companies, the Board must determine that such simultaneous services will not impair the ability of such member to effectively serve on the Corporation’s Audit Committee.

      The members shall be nominated by the Corporate Governance and Nominating Committee and elected by the Board at the annual organizational meeting of the Board or until their successors shall be duly elected and qualified. Unless a Chair is elected by the full Board, the members of the Committee may designate a Chair by majority vote of the full Audit Committee membership.

      III.     Meetings

      The Audit Committee shall meet at least quarterly, or more frequently as circumstances dictate. The timing of the meetings shall be determined by the Committee, however the Committee will meet at any time that the independent accountants believe communication with the Committee is required. As part of its job to foster open communication, the Audit Committee should meet at least quarterly with management and the independent accountants in separate executive sessions to discuss any matters that the Audit Committee, management or the independent accountants believe should be discussed privately. Minutes shall be kept of each meeting of the Committee.

      IV.     Education

      The Corporation is responsible for providing the Committee with educational resources related to accounting principles and procedures, current accounting topics pertinent to the Corporation and other material as may be requested by the Committee. The Corporation shall assist the Committee in maintaining appropriate financial literacy.

      V.     Funding

      The Committee will determine the appropriate funding to be provided by the Corporation for payment of compensation to the independent accountants and any professional consultants or other advisers employed by the Committee as authorized by this Charter and ordinary administrative expenses of the Committee that are necessary or appropriate in carrying out its duties.

      VI.     Responsibilities and Duties

      The Committee shall have the following duties and responsibilities:

GENERAL RESPONSIBILITIES:

•	To report Committee actions to the full Board of Directors and make appropriate recommendations.

•	To inquire as to the independence of the independent public accountant. As part of this responsibility, the Committee will direct the independent accountants to submit to the Committee, at least annually, a formal written statement delineating all relationships between such accountants and the Corporation. The Committee is responsible for actively engaging in a dialogue with the independent accountants with respect to any disclosed relationships or services that may impact the objectivity and independence of the independent accountants and for recommending that the Board of Directors take appropriate action in response to the independent accountants’ report to satisfy itself of the independent accountants’ independence.

•	To conduct or authorize investigations into matters within the Committee’s scope of responsibility. The Committee is authorized, with or without Board approval, to retain independent counsel, accountants or other advisors as may be necessary or appropriate to assist the Committee in fulfilling its duties.

•	To review and approve, specifically and in advance, all audit and non-audit services proposed to be provided to the Corporation by its independent accountants, and seek to ensure that such services do not interfere with the independence of such auditors, and do not give rise to an appearance of impropriety.

•	To consider policies and procedures for audit partner rotation on a five-year cycle, and if required or appropriate, audit firm rotation.

•	To establish procedures for the receipt, retention and treatment of complaints received by the Corporation regarding accounting, internal accounting controls, or auditing matters, and the confidential, anonymous submission by employees of concerns regarding accounting, auditing or internal control issues.

•	To meet separately and periodically, with management, with internal auditors and with independent accountants.

•	To review and establish hiring policies regulating the hiring by the Corporation of employees or former employees of the Corporation’s independent accountants.

•	To establish and recommend Board approval performance standards for Committee members, and the procedures and timing of an annual performance evaluation.

RESPONSIBILITIES FOR ENGAGING INDEPENDENT ACCOUNTANTS AND REVIEWING INTERNAL AUDIT FUNCTION:

•	To select and evaluate the independent accountants for the annual audit and quarterly reviews, and to approve any replacement of the independent accountants if circumstances warrant such action. The Committee’s actions in these areas of responsibility may be subject to ratification by the Corporation’s shareholders. The Audit Committee also will review and approve fees paid to the independent accountants.

•	To confirm and seek to assure the objectivity of the internal audit function and the independence of the independent accountants, including a review of management consulting services provided by the independent accountants.

RESPONSIBILITIES REGARDING THE ANNUAL EXTERNAL AUDIT, INTERNAL AUDITS AND QUARTERLY AND ANNUAL FINANCIAL STATEMENTS:

•	At least annually, the Audit Committee will obtain and review a report by the independent accountants describing: the firm’s internal quality-control procedures; any material issues raised by the most recent internal quality-control review, or peer review, of the firm, or by any inquiry or investigation by governmental or professional authorities, within the preceding five years, respecting one or more independent audits carried out by the firm, and any steps taken to deal with any such issues; and (to assess the auditor’s independence) all relationships between the independent accountants and the Corporation.

•	The Audit Committee will strive to ensure that the independent accountants provide the Committee with a timely notification and analysis of significant financial reporting issues.

•	The Audit Committee will discuss with management and the independent accountants the independent accountants’ annual report on the Corporation’s financial statements and will consider and recommend to the board whether the financial statements be included in the Corporation’s annual report on Form 10-K.

•	The Audit Committee will discuss with management and the independent accountants each quarterly financial report (Form 10-Q) before those interim reports are released to the public or filed with the SEC or other regulators.

THE AUDIT COMMITTEE WILL DISCUSS THE FOLLOWING WITH THE INDEPENDENT ACCOUNTANTS AND THE INTERNAL AUDITORS:

•	The planned arrangements and scope of the annual audit.

•	The adequacy of the Corporation’s internal controls, including computerized information systems controls and security.

•	Any significant findings and recommendations made by the independent accountants or internal auditors together with management’s response.

•	The need for the internal auditor and the independent accountants to assess their responsibility for detecting accounting and financial reporting errors, fraud, and defalcations, illegal acts and noncompliance with the Corporation’s Code of Business Conduct and Ethics and regulating requirements.

•	The need for changes or improvements, including improvements in efficiency, in financial or accounting practices or controls.

THE AUDIT COMMITTEE WILL DISCUSS WITH MANAGEMENT AND THE INDEPENDENT ACCOUNTANTS:

•	The Corporation’s annual financial statements and related notes and quarterly financial statements, including all of the Corporation’s disclosures under “Management’s Discussion and Analysis of Financial Condition and Results of Operations.”

•	The independent accountants’ qualitative judgment about the quality, not just the acceptability, of the accounting principles and financial disclosures.

•	The matters required to be discussed by Statement on Auditing Standards No. 61, as it may be amended, including but not limited to:

•	Methods used to account for significant unusual transactions.

•	Effect of significant accounting policies in controversial or emerging areas.

•	Process and basis for sensitive accounting estimates.

•	Disagreements between independent accountants and management over accounting or disclosure matters.

•	Any serious difficulties or disputes with management encountered during the course of the audit. The Committee is directly responsible for the resolution of disagreements between management and the Corporation’s independent accountants regarding financial reporting.

•	The Corporation’s significant risks and exposures and the steps management has taken to monitor and control such exposures, including the Corporation’s risk assessment and risk management policies or guidelines, if any.

THE AUDIT COMMITTEE WILL CONSIDER AND DISCUSS WITH MANAGEMENT AND THE INTERNAL AUDITORS:

•	The budget and staffing for internal auditing.

•	Activities, organizational structure, and qualifications of the internal auditors.

PERIODIC RESPONSIBILITIES:

•	Review and reassess the Committee’s charter and responsibilities at least annually.

•	Review the Committee’s methodology and functions at least annually; evaluate its performance and institute appropriate changes to improve performance or reflect changes in the business environment.

•	Prepare an annual Committee Report or other proxy statement disclosure about the Committee in accordance with regulations of the Securities and Exchange Commission and other applicable law.

•	Include a copy of the Committee charter as an appendix to the proxy statement at least once every three years.

•	Review and update periodically the Corporation’s policies and procedures that pertain to the Corporation’s financial reporting process, system of internal control, and compliance and ensure that management has established a system to enforce these policies.

•	Discuss with management the Corporation’s earnings press releases, as well as financial information and earnings guidance provided to analysts and rating agencies.

LIMITATION OF AUDIT COMMITTEE’S ROLE:

•	Although the Audit Committee has the responsibilities and powers set forth in this Charter, it is not the duty of the Audit Committee to plan or conduct audits or to determine that the Corporation’s financial statements and disclosures are complete and accurate and are in accordance with generally accepted accounting principles and applicable rules and regulations. These are the responsibilities of management and the independent accountants.

Appendix B

PARKWAY PROPERTIES, INC.

2001 NON-EMPLOYEE DIRECTORS EQUITY COMPENSATION PLAN

      1. Introduction

      Parkway Properties, Inc., (the “Company”) established the Parkway Properties, Inc. 1997 Non-Employee Directors’ Stock Ownership Plan (the “1997 Plan”) to provide for an annual award of Shares of common stock of Parkway Properties, Inc., to the members of the Company’s Board of Directors who are Non-Employee Directors. The 1997 Plan replaced the Company’s former policy of paying a monthly cash retainer to those directors, which policy the Company discontinued as of June 30, 1997.

      The Company established the Parkway Properties, Inc. 2001 Directors Stock Option Plan (the “2001 Plan” or the “Plan”) upon the expiration of the 1991 Directors’ Stock Option Plan. Like the 1991 Directors’ Stock Option Plan, the 2001 Plan provides for annual option grants to Non-Employee Directors and for an option grant when an individual first becomes a Non-Employee Director.

      In 2004, the Company merged the 1997 Plan into the 2001 Plan and amended and restated the 2001 Plan and changed the name of the 2001 Plan to the Parkway Properties, Inc. 2001 Non-Employee Directors Equity Compensation Plan. By adopting this document, the Company further amends and restates the Parkway Properties, Inc. 2001 Non-Employee Directors Equity Compensation Plan.

      2. Purpose

      The purpose of the Plan as amended and restated is to secure for the Company and its shareholders the benefit of the incentive inherent in increased Share ownership by directors of the Company and to strengthen the Company’s ability to attract and retain the services of experienced and knowledgeable directors.

      3. Definitions

      As used in this Plan:

(a) “Board of Directors” or “Board” shall mean the Board of Directors of the Company.

(b) “Committee” means the Compensation Committee of the Board of Directors or such other committee of the Board that the Board has appointed to administer the Plan.

(c) “Deferred Share Unit” or “Unit” shall mean a bookkeeping entry used by the Company to record and account for an award that is the economic equivalent of a Share, until the award is paid.

(d) “Fair Market Value” of a Share on any date means (i), if the Shares are traded in the over-the-counter market, the mean between the closing bid and asked prices of a Share quoted on that date, or, if no prices are so quoted on that date, on the next preceding date on which such prices are so quoted or (ii), if the Shares are traded on a national securities exchange, the closing price of a Share as reported on such exchange or under any composite transaction report of such exchange on that date, or, if no prices are so reported on that date, on the next preceding date on which such prices are so reported.

(e) “Option” means an option granted pursuant to the Plan to purchase Shares.

(f) “Non-Employee Director” means a director of the Company who is not an employee of the Company.

(g) “Share Award” means an award of Shares made pursuant to Section 6, 7(a), or 7(b).

(h) “Shares” means shares of common stock, $0.001 par value, of the Company.

      4. Administration

      The Committee shall administer the Plan. The Committee shall have all the powers vested in it by the terms of the Plan. The Committee shall be authorized to interpret the Plan and the Options granted under the Plan, to establish, amend, and rescind rules relating to the Plan, and to make any determinations it believes necessary or advisable for the administration of the Plan. The Committee may correct any defect or supply any omission or reconcile any inconsistency in the Plan or in any Option in the manner and to the extent the Committee deems desirable. Any decision of the Committee in the administration of the Plan shall be in its sole discretion and conclusive. The Committee may act only by a majority of its members in office, except that the members of the Committee may authorize any one or more of their number or any officer of the Company to execute and deliver documents on behalf of the Committee.

      5. Shares Available

      A total of 300,000 Shares of the Company shall be available for award and Option grant under the Plan. The aggregate number of Shares that may be awarded and purchased pursuant to Options shall not exceed the available number of Shares. Upon the expiration or termination in whole or in part of any unexercised Option, the Shares subject to the Option shall again be available for grant under the Plan. The award of a Deferred Share Unit shall be treated as a Share Award for purposes of this Section 5.

      6. Initial Share Award

      The Company shall automatically award 600 Shares to each individual who is first elected or appointed a Non-Employee Director on or after the date of the 2005 annual meeting of the Company. The Company shall issue such Shares on the fifth business day following the effective date of the election or appointment.

      7. Annual Retainer Share Award.

      (a) Each year, as of the date of the annual meeting of the Company, the Company shall automatically award 600 Shares of the Company to each Non-Employee Director who has been elected or reelected as a member of the Board of Directors as of the adjournment of the annual meeting. The number of Shares awarded was 300 for annual meeting dates in the years 1997 through 2003 and 500 for the year 2004. The Company shall issue the Shares awarded under this Section 7(a) as of the annual meeting date.

      (b) If a Non-Employee Director is elected or appointed to the Board of Directors other than at an annual meeting of the Company and has not received a Share award pursuant to Section 7(a) during the twelve months preceding election or appointment, the Company shall automatically award to the Non-Employee Director a number of Shares that is equal to 600 multiplied by a fraction, the numerator of which is the remainder of 365 minus the number of days between the adjournment of the last annual meeting and the effective date of the appointment or election, and the denominator of which is 365; if a fraction results, the product shall be rounded up to the next whole number. For appointments or elections after the 1997 annual meeting and before the 2004 annual meeting, the number of Shares awarded was 300 multiplied by the fraction described in the preceding sentence. For appointments or elections after the 2004 annual meeting and before the 2005 annual meeting, the number of Shares awarded was 500 multiplied by the fraction described in the preceding sentence. The Company shall issue the Shares awarded under this Section 7(b) on the fifth business day following the effective date of the election or appointment.

      8. Election of Deferred Share Units.

      (a) At the discretion of the Committee, a Non-Employee Director may elect that the Company award Deferred Share Units rather than issue Shares pursuant to a Share Award under Section 6, 7(a), or 7(b).

(1) The Non-Employee Director’s election of Deferred Share Units shall be in writing and irrevocable. The Non-Employee Director shall have no further interest in the Shares that would have been issued pursuant to the Share Award.

(2) The Company shall award one Deferred Share Unit to the Non-Employee Director for each Share that would have been issued, and credit such Deferred Share Units to a bookkeeping account maintained for the Non-Employee Director under the Plan.

      (b) The award of Deferred Share Units shall be evidenced by an agreement signed on behalf of the Company and by the Non-Employee Director. The Deferred Share Units agreement shall set forth such terms as the Committee shall determine and as are consistent with the provisions of the Plan, including the following:

(1) A Deferred Share Unit shall carry with it no voting or other rights associated with Share ownership.

(2) Notwithstanding Section 8(b)(1), the Committee shall provide that the Non-Employee Director’s account shall be credited with an amount equivalent to the amount of dividends that would be payable with respect to a number of Shares equal to the number of Deferred Share Units credited to the account.

(3) The Committee may provide for the crediting of interest on any dividend equivalents credited to the Non-Employee Director’s account or may provide that the dividend equivalent credit be adjusted for hypothetical investment experience in such manner as the Committee may determine.

      (c) Payment of the Deferred Share Units and other amounts credited to a Non-Employee Director’s account shall be made at such time or times as the Committee may establish. The Committee may but need not provide that a Non-Employee Director may elect to defer payment until such time or times as the Committee may allow. The Committee may provide for payments in lump sums or installments or both. The Committee shall establish procedures for the form and timing of a Non-Employee Director’s deferral and payment elections, and all elections shall conform to the Committee’s procedures.

      The Committee may, in its discretion, change the procedures for elections, change or accelerate the time at which payment shall be made or the time, if any, to which payment may be deferred, and change the availability of lump sum or installment payments. The Committee may provide that such changes or acceleration shall apply to Deferred Share Units and other amounts already credited to a Non-Employee Director’s account, with respect to which the Non-Employee Director may have already made deferral and payment elections.

      Payment of Deferred Share Units shall be made in the form of Shares, one Share for each Unit. Payment of any dividend equivalents (as adjusted) shall be made in cash.

      (d)(1) The Company shall not establish any special fund with respect to a Non-Employee Director’s account. Any credit entries made to a Non-Employee Director’s account shall constitute a mere promise by the Company to make payments to the Non-Employee Director, subject to and in accordance with the Plan, from the general assets of the Company, when the payments become due.

(2) To the extent that any person acquires a right to receive payments from the Company under this Plan, such right shall be no greater than the right of any unsecured general creditor of the Company.

(3) The Company has established a trust of which the Company is treated as the owner under Subpart E of Subchapter J, Chapter 1 of the Internal Revenue Code of 1986, as amended. The trust is dedicated to the payment of benefits owed by the Company under its plans of deferred compensation, provided, however, that the assets held in trust are subject to the claims of creditors in the case of the insolvency of the Company. The Company shall not be obliged to fund the trust with respect to this Plan, but may, in the discretion of the Board, issue Shares to the trustee of such trust or deposit other assets in the trust, in connection with its obligations under this Plan.

      9. Grant of Options

      The Board of Directors may direct, in its discretion, from time to time, that the Company grant nonqualified stock options to Non-Employee Directors to purchase Shares under the Plan. The Board shall designate the Non-Employee Directors to whom Options are to be granted and shall determine when Options are to be granted and the number of Shares subject to each Option.

      Under the Plan as in effect before May 6, 2004, the Company automatically granted to each person who was first elected or appointed a Non-Employee Director on or after the date of the 2001 annual meeting of the Company and before the date of the 2004 annual meeting, a non-qualified stock Option to purchase 7,500 Shares. In addition, as of the date of each annual meeting in the years 2001 through 2003, the Company automatically granted to each Non-Employee Director reelected at such meeting a non-qualified stock Option to purchase 3,000 Shares.

      10. Terms of Options

      Each Option granted under the Plan to a Non-Employee Director shall be evidenced by an agreement executed on behalf of the Company and by the holder of the Option, including the following terms and conditions:

(a) The purchase price of each Share subject to an Option granted to a Non-Employee Director shall equal the Fair Market Value of a Share on the date the Option is granted.

(b) An Option granted to a Non-Employee Director shall be exercisable in full six months from the date it is granted and, to the extent not already exercised, shall expire upon the earliest to occur of (i) the date that is six months after the termination of the Non-Employee Director’s service as a Non-Employee Director other than by reason of death; (ii) the date that is one year after the death of a Non-Employee Director while in office; or (iii) the date that is ten years after the date of the grant of the Option.

(c) An Option shall require that the optionee represent at the time of each exercise of the Option that the Shares purchased are being acquired for investment and not with a view to distribution.

(d) The purchase price of the Shares with respect to which an Option is exercised shall be payable in full on the date the Option is exercised, in cash or in Shares (by surrender or attestation to ownership, and provided the Optionholder owned the Shares for at least six months or did not acquire them from the Company) or in a combination of cash and Shares. The value of a Share used in payment of the purchase price shall be its Fair Market Value on the date the Option is exercised. The Committee may provide that payment of the purchase price may be made by delivery of a properly executed exercise notice together with irrevocable instructions to a broker to deliver promptly to the Company the appropriate amount of sale or loan proceeds, subject to applicable law and regulation and any conditions the Committee may impose, and may establish other methods for payment of the purchase price.

(e) An Option shall not be assignable or transferable by the optionee except by will or the laws of descent and distribution and shall be exercisable, during the optionee’s lifetime, only by him or her.

      11. Recapitalization or Reorganization

      The existence of the Plan, the award of Shares, and the grant of Deferred Share Units and Options under the Plan shall not affect the right or power of the Board or the shareholders of the Company to make or authorize the adjustment, recapitalization, reorganization, or other change in the Company’s capital structure or its business, any merger or consolidation of the Company, any issue of bonds, debentures, preferred or prior preference stocks ahead of or affecting Shares or the rights of Shares, the dissolution or liquidation of the Company or any sale or transfer of all or any part of its assets or business, or any other corporate act or proceeding.

      If, and whenever, the Company shall effect a subdivision or consolidation of Shares or the payment of a Share dividend on Shares without receipt of consideration by the Company, (a) the number of Shares available under Section 5 for future awards and grants, the number of Shares to be included in a future Share Award under Section 6 or 7, and the number of Shares subject to an outstanding Deferred Share Unit shall be proportionately adjusted for any increase or decrease in the number of outstanding Shares; and (b), in the case of an unexpired and unexercised Option, the number of Shares subject to the Option (i) in the event of an increase in the number of outstanding Shares shall be proportionately increased and the purchase price per Share shall be proportionately reduced, and (ii) in the event of a reduction in the number of outstanding Shares shall be proportionately reduced and the purchase price per Share shall be proportionately increased.

      If the Company shall effect a recapitalization or other change in its capital structure, the number of Shares available under Section 5 for future awards and grants, the number of Shares to be included in a future Share Award under Section 6 or 7, and the number of Shares subject to an outstanding Deferred Share Unit shall be adjusted accordingly, and the number of Shares subject to an outstanding Option grant shall be the number and class of Shares to which the holder would have been entitled pursuant to the terms of such recapitalization if, immediately prior to such recapitalization, the holder had been the holder of record of the number of Shares subject to the grant.

      If the Company is merged or consolidated with a corporation, the Committee shall make appropriate adjustments to outstanding Deferred Share Units and Option grants to give effect to the merger or consolidation on an equitable basis in terms of issuance of shares of the corporation surviving the merger or the consolidated corporation.

      Except as expressly provided in this Section, the issuance by the Company of shares of any class or securities convertible into shares of any class, for cash, property, labor or services, upon direct sale, upon the exercise of rights or warrants, or upon the conversion of shares or obligations of the Company convertible into such shares or other securities, and in any case whether or not for fair value, shall not affect, and no adjustment shall be made with respect to, the number of Shares subject to Deferred Share Units and Options previously granted or the purchase price per Share.

      12. Amendment

      The Board of Directors may amend the Plan at any time and may amend Deferred Share Units and Options granted under the Plan in any respect at any time, provided, however, that without the approval of the shareholders of the Company the Board may not (a) except as provided in Section 11, increase the maximum number of Shares that may be issued under the Plan or decrease the minimum purchase price of Shares subject to an Option; (b) extend the term of the Plan; or (c) change the classes of directors to whom Share Awards may be made and Options may be granted under the Plan. No amendment of the Plan shall adversely affect any right under any Share Award to which a Non-Employee Director has previously become entitled, and no amendment of the Plan, a Deferred Share Unit, or an Option shall adversely affect any right of any holder of a Deferred Share Unit or Option already granted without such holder’s written consent.

      13. Termination of Plan

      The Board of Directors may terminate the Plan at any time with respect to any Shares that have not yet been awarded and are not then subject to Deferred Share Units or Options. Unless terminated earlier by the Board of Directors, the Plan shall terminate on May 14, 2011.

      14. Restrictions on Issuance of Shares; Rights as Shareholders

      Should the Board of Directors determine that the listing, registration, or qualification of Shares upon any securities exchange or under any state or federal law or the consent or approval of any governmental regulatory body is necessary or desirable as a condition to or in connection with the issuance or delivery of Shares upon the award of Shares, the payment of a Deferred Share Unit, or the exercise of an Option under the Plan, no such Shares shall be issued or delivered unless such listing, registration, qualification, consent, or approval has been effected or obtained free of any conditions not acceptable to the Board of Directors.

      The certificates representing Shares issued by the Company upon the award of Shares, the payment of a Deferred Share Unit, or the exercise of an Option under the Plan may bear a legend describing any restrictions on resale of such Shares under applicable securities laws, and stop transfer orders with respect to such certificates may be entered on the Company’s stock transfer records.

      A Non-Employee Director shall have no rights as a shareholder of the Company with respect to any Shares to be issued in connection with a Share Award, the payment of a Deferred Share Unit, or the exercise of an Option until the date of issuance of the certificate for such Shares. No adjustment shall be made for dividends or other rights for which the record date precedes the date the certificate is issued.

      15. No Alienation.

      Except to the extent required by law, the right of a Non-Employee Director or beneficiary to payment under this Plan shall not be subject in any manner to anticipation, alienation, sale, transfer, assignment, pledge, encumbrance, attachment, or garnishment by creditors of the Non-Employee Director or beneficiary.

      16. Construction

      The Plan shall be construed in accordance with the laws of the State of Maryland.

      17. Satisfaction of Tax Liabilities

      Whenever under the Plan Shares are to be issued or delivered upon the award of Shares, the payment of a Deferred Share Unit, or the exercise of Options, the Company shall have a right to require the awardee or holder to remit to the Company an amount sufficient to satisfy federal, state, and local withholding tax requirements, if any, before the issuance or delivery of any certificate for such Shares. In the awardee’s or holder’s discretion, such requirements shall be satisfied through the retention of Shares otherwise issuable or by the delivery of Shares to the Company by the awardee or holder (by surrender or attestation to ownership), under such terms as the Committee finds appropriate. The value of a Share used to satisfy withholding requirements shall be its Fair Market Value on the date the withholding obligation is calculated. The Committee may also provide that provision for the tax withholding obligation may be made, in connection with the exercise of an Option, in any manner provided pursuant to Section 10(d) for the payment of the purchase price.

      18. Effective Date and Approval of Shareholders

      This Plan was originally adopted on May 15, 2001, and was approved by the Company’s shareholders at the 2002 annual meeting. The Board of Directors amended and restated the Plan and merged the Parkway Properties, Inc., 1997 Non-Employee Directors’ Stock Ownership Plan into this Plan, all effective May 6, 2004. The Board of Directors amended and restated the Plan, to read as provided above, effective May 5, 2005, subject to the approval of the Company’s shareholders. If such approval is not obtained at the 2005 annual meeting of the Company’s shareholders, the amendment and restatement of this Plan shall be void.

Annual Meeting Proxy Card

A	Election of Directors	PLEASE REFER TO THE REVERSE SIDE FOR TELEPHONE AND INTERNET VOTING INSTRUCTIONS.

1. The Board of Directors recommends a vote FOR the listed nominees.
	For	Withhold		For	Withhold		For	Withhold
01 — Daniel P. Friedman	☐	☐	04 — Matthew W. Kaplan	☐	☐	07 — Steven G. Rogers	☐	☐

02 — Roger P. Friou	☐	☐	05 — Michael J. Lipsey	☐	☐	08 — Leland R. Speed	☐	☐

03 — Martin L. Garcia	☐	☐	06 — Joe F. Lynch	☐	☐	09 — Lenore M. Sullivan	☐	☐

B	Issues

The Board of Directors recommends a vote FOR the following proposals.

		For	Against	Abstain
2.	To consider and ratify the adoption of an amendment to the 2001 Non-Employee Directors Equity Compensation Plan, as amended.	☐	☐	☐

3.	In their discretion, the Proxies are authorized to vote upon such other business as may properly come before the Meeting or any adjournment thereof.

C	Authorized Signatures — Sign Here — This section must be completed for your instructions to be executed.

PLEASE SIGN EXACTLY AS NAME(S) APPEAR ON STOCK CERTIFICATE(S). A corporation is requested to sign its name by its President or other authorized officer, with the office held so designated. A partnership should sign in the partnership name by an authorized person. Executors, administrators, trustees, guardians and corporate officers are requested to indicate the capacity in which they are signing. JOINT TENANTS SHOULD BOTH SIGN.

Proxy — PARKWAY PROPERTIES, INC.

One Jackson Place, Suite 1000
188 East Capitol Street
Jackson, Mississippi 39201

THIS PROXY IS SOLICITED ON BEHALF OF THE BOARD OF DIRECTORS

The undersigned hereby appoints LELAND R. SPEED and STEVEN G. ROGERS, and each or either of them, Proxies for the undersigned, with full power of substitution, to represent and to vote all shares of common stock, $0.001 par value per share, of Parkway Properties, Inc. (the “Company”), and all shares of Series B cumulative convertible preferred stock, $0.001 par value per share, of the Company which the undersigned would be entitled to vote at the Annual Meeting of Stockholders (the “Meeting”) to be held at the City Centre Building, 200 South Lamar Street, Jackson, Mississippi, at 2:00 p.m., Central time, on May 5, 2005, and directs that the shares represented by this Proxy shall be voted as indicated on the reverse side.

The shares represented by this Proxy will be voted as directed by the stockholder. The Board of Directors favors a vote FOR Proposals 1 and 2. If no direction is made, the Proxy will be voted FOR Proposals 1 and 2 on the reverse and will be voted in the discretion of the proxies named herein with respect to any matter referred to in 3 on the reverse. You are encouraged to specify your choice by marking the appropriate box, but you need not mark any boxes if you wish to vote in accordance with the Board of Directors recommendations. The proxies cannot vote your shares unless you sign and return this card.

YOUR VOTE IS IMPORTANT!

PLEASE SIGN, DATE AND RETURN THIS PROXY CARD IN THE ENCLOSED ENVELOPE, WHICH REQUIRES NO POSTAGE IF MAILED IN THE UNITED STATES.

(continued and to be signed on the reverse side)

Telephone and Internet Voting Instructions

You can vote by telephone OR Internet! Available 24 hours a day 7 days a week!

Instead of mailing your proxy, you may choose one of the two voting methods outlined below to vote your proxy.

If you vote by telephone or the Internet, please DO NOT mail back this proxy card.

Proxies submitted by telephone or the Internet must be received by 1:00 a.m., Central Time, on May 5, 2005.

THANK YOU FOR VOTING